UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2020

CASPER SLEEP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39214	46-3987647
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Three World Trade Center
175 Greenwich Street, Floor 39
New York, NY 10007
(Address of principal executive offices) (Zip Code)

(347) 941-1871
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	CSPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2020, Casper Sleep Inc. (the “Company”) entered into a new credit agreement (the “Credit Agreement”) by and among the Company as lead borrower, Casper Science LLC, as co-borrower, Casper Sleep Retail LLC, as co-borrower, the guarantors from time to time party thereto (collectively, the “Loan Parties”), Wells Fargo Bank, National Association (“Wells Fargo”) as agent, L/C issuer and swing line lender, the other lenders party thereto, and Wells Fargo Bank, National Association as sole lead arranger and sole bookrunner.

The Credit Agreement provides for a senior secured asset-based revolving credit facility of up to $30.0 million (the “Revolving Credit Facility”). The Company has the option to increase the total commitment under the Revolving Credit Facility to $45.0 million, subject to certain conditions, including obtaining commitments from one or more lenders. The Credit Agreement provides that up to $10.0 million of the Revolving Credit Facility is available for issuances of letters of credit, and up to $5.0 million is available for swingline loans. The Company intends to use the proceeds of the Revolving Credit Facility (a) to finance the acquisition of working capital assets of the Company, including the purchase of inventory and equipment, in each case in the ordinary course of business, (b) to finance capital expenditures of the Company, (c) for general corporate purposes of the Loan Parties, (d) to pay fees and expenses in connection with the transactions contemplated by the Credit Agreement, (e) the repayment in full of amounts outstanding under the Company’s existing credit facility with Pacific Western Bank dated as of April 27, 2016 (“Existing Credit Facility”) and (e) for other lawful corporate purposes. The Existing Credit Facility was terminated upon repayment in full of the amounts outstanding thereunder.

The Revolving Credit Facility matures on the earlier of November 10, 2023 and 91 days prior to the earliest maturity date of any borrowing under the Amended Subordinated Facility (as defined below).

Borrowings under the Revolving Credit Facility will be subject to an applicable margin of (i) when Average Daily Availability (as defined in the Credit Agreement) is greater than or equal to 50% of the Loan Cap (as defined in the Credit Agreement), 2.50% for LIBOR loans or 1.50% for base rate loans, as well as a letter of credit fee of 2.50%, and (ii) when Average Daily Availability is less than 50% of the Loan Cap, 2.75% for LIBOR loans or 1.75% for base rate loans, as well as a letter of credit fee of 2.75%, in each case subject to adjustments on the first day of each fiscal quarter commending on January 1, 2021.

The Revolving Credit Facility is secured by substantially all assets of the Loan Parties, including intellectual property, subject to customary exceptions.

The Credit Agreement contains customary covenants that limit, absent lender approval, the ability of Company and certain of its affiliates to, among other things, pay cash dividends, incur debt, create liens and encumbrances, redeem or repurchase stock, enter into certain acquisition transactions or transactions with affiliates, merge, dissolve, repay certain indebtedness, change the nature of Company’s business, enter sale or leaseback transactions, make investments or dispose of assets. In some cases, these restrictions are subject to certain negotiated exceptions or permit Company or such affiliates to undertake otherwise restricted activities if it satisfies certain required conditions. The financial covenant requires that the Loan Cap minus the Total Outstandings (as defined in the Credit Agreement) be no less than the greater of (i) 10.0% of the Loan Cap and (ii) $3,000,000. The Credit Agreement also includes customary cash dominion terms, pursuant to which a Cash Dominion Event (as defined in the Credit Agreement) could become effective if the applicable triggers as set forth in the Credit Agreement were to occur.
The Credit Agreement contains customary events of default including, among other things, failure to pay obligations when due, initiation of bankruptcy or insolvency proceedings, defaults on certain other indebtedness, change of control, incurrence of certain material judgments that are not stayed, satisfied, bonded or discharged within 45 days, certain events related to the Employee Retirement Income Security Act of 1974, invalidity of the credit documents, and violation of affirmative and negative covenants or breach of representations and warranties set forth in the Credit Agreement. Upon an event of default, the lenders may, subject to various customary cure rights and grace periods, require the immediate payment of all amounts outstanding and foreclose on collateral.

Additionally, on November 10, 2020, Casper Sleep Inc., Casper Science LLC and Casper Sleep Retail LLC entered into an amendment to the growth capital loan and security facility agreement (the “Amended Loan and Security Facility Agreement”)

with TriplePoint Venture Growth BDC Corp., as lender and collateral agent, and TriplePoint Capital LLC (the “Amended Subordinated Facility”), to, among other things, permit the incurrence of the Revolving Credit Facility.

The descriptions of the Credit Agreement and the Amended Loan and Security Facility Agreement do not purport to be complete, and are subject to and qualified in their entirety by reference to the full text of the Credit Agreement and the Amended Loan and Security Facility Agreement, respectively, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Credit Agreement, dated as of Dated as of November 10, 2020, among Casper Sleep Inc. as the Lead Borrower, the Borrowers named therein, the Guarantors named therein, Wells Fargo Bank, National Association as Agent, L/C Issuer and Swing Line Lender, the other Lenders party thereto, and Wells Fargo Bank, National Association as Sole Lead Arranger and Sole Bookrunner.

10.2
First Amendment to the Plain English Growth Capital Loan and Security Agreement, dated as of November 10, 2020, by and among TriplePoint Venture Growth BDC Corp., TriplePoint Capital LLC, Casper Sleep Inc., Casper Sleep Retail LLC and Casper Science LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPER SLEEP INC.

Date: November 12, 2020	By:	/s/ Jonathan Truppman
Jonathan Truppman
General Counsel and Secretary